Exhibit 99.1

Investor Relations

Jeff Kupp

Microtune, Inc.

972-673-1610

ir@microtune.com

MICROTUNE ANNOUNCES FOURTH QUARTER AND YEAR 2007

FINANCIAL INFORMATION

Company achieves record annual revenue for 2007; 32% year-over-year revenue growth

PLANO, TX, FEBRUARY 7, 2008 – Microtune®, Inc. (NASDAQ: TUNE) today reported preliminary unaudited financial information for the quarter and year ended December 31, 2007.

Net revenue for the quarter ended December 31, 2007 grew by 37% to $22.8 million compared to the fourth quarter of 2006. For the full year 2007, net revenue grew by 32% to $91.1 million. For the fourth quarter of 2007, gross margin percentage was 51.9% and gross margin percentage for the full year 2007 was 51.0%.

On a generally accepted accounting principles (GAAP) basis, net loss per share was $0.01 for the fourth quarter of 2007 and net income per diluted share was $0.02 for the full year 2007. Non-GAAP net income per diluted share was $0.03 for the fourth quarter of 2007 and $0.18 per diluted share for the full year 2007. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the tables attached to this press release.

“We delivered another year of record financial results from both a top-line and operating results perspective, and I am very pleased with our performance,” said James A. Fontaine, Microtune President and CEO. “We are realizing the results of the R&D investments made during the last several years. At the same time, we are continuing to invest in our future, not only with aggressive product roadmaps and new design centers, but also with a determined commitment to help make our customers successful with our advanced tuner products.”

“Despite the recent market turmoil, we continue to be optimistic about 2008. At this time, we see no indications of any macro-economic factors impacting our target markets, but we will remain vigilant to any changes that could negatively impact our business. We expect Q1 2008 revenue to be in the $24.0-$25.0 million range. Although our visibility typically decreases as we look into future quarters, we currently believe that 2008 revenue will be in the range of $113 million,” Mr. Fontaine added.

FINANCIAL HIGHLIGHTS

•	Net revenue of $22.8 million for the fourth quarter of 2007 was up 37% over the prior year;

•	Net revenue of $91.1 million for the full year 2007 was up 32% over the prior year;

•	Gross margin of 51.0% for the full year 2007 was up compared to 49.9% for 2006;

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•	Fourth quarter 2007 non-GAAP net income of $1.6 million, or EPS of $0.03 per diluted share, was up compared to non-GAAP net loss of $0.4 million, or EPS of ($0.01) per share in the prior year;

•	Full year 2007 non-GAAP net income was $10.4 million, or EPS of $0.18 per diluted share, up compared to non-GAAP net income of $3.9 million or EPS of $0.07 per diluted share in 2006;

•	Cash and cash equivalents were $87.5 million at December 31, 2007, up $3.3 million from the third quarter of 2007; and

•	Days sales outstanding (DSO) were 38 days for the fourth quarter of 2007.

FINANCIAL OUTLOOK

Microtune provided the following financial guidance:

•	Net revenue for first quarter of 2008 is expected to range from $24.0-$25.0 million, with the guidance range mid point representing 24% growth over the prior year;

•	Gross margin percentage target is 50%, although on a quarterly basis, actual gross margin percentage may vary plus/minus 1.5 points;

•

Non-GAAP R&D expenses are expected to grow 18-22% for the full year, with the potential for significant quarter-to-quarter variability due to the timing of wafer tape-out costs; higher tape-out costs are expected in the first quarter of 2008;

•	Non-GAAP SG&A expenses are expected to grow between 3-7% for the full year;

•	FAS 123R non-cash, stock-based compensation expenses are expected to range from $1.3-$1.6 million per quarter during 2008; and

•	Income taxes are expected to range from $0.4-$0.5 million for 2008, driven primarily by alternative minimum taxes and foreign taxes.

BUSINESS HIGHLIGHTS

•

Microtune announced that it is collaborating with Tier-1 suppliers and aftermarket vendors to develop specialized, automotive-grade versions of its silicon TV tuner technology for car entertainment systems. As part of its strategy to drive its silicon tuner technology into automotive markets worldwide, the Company plans to introduce a state-of-the-art TV tuner integrated circuit targeted for in-car TV systems that enables digital entertainment at high speeds.

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•

Microtune also announced that its MicroTuner™ MT2060 tuner technology is being deployed in a car TV receiver system of Kenwood, a major worldwide manufacturer of automotive electronics. Kenwood uses four MT2060 tuners in a diversity TV entertainment system that delivers terrestrial digital TV broadcast and other data services for automotive applications.

•

Microtune announced that its 3-in-1 TV tuner is being deployed in a digital television (DTV) converter set-top box approved by the National Telecommunications and Information Administration (NTIA) for the $1 billion coupon-eligible converter box program (CECB) targeted to American consumers in anticipation of the shut off of broadcast analog TV in February 2009.

•	Through December 31, 2007, Microtune has shipped a cumulative historical total of 81.4 million silicon TV tuner chips.

Mr. Fontaine said, “We delivered a year of strong results, consistent performance and accelerated revenue growth, and we are pleased with our achievements. Our accomplishments are built on a solid foundation of our relationships with our customers, suppliers, partners, shareholders and employees, and we wish to thank them for their continued trust and support as we move to the next phase of our growth initiatives. Our track record of revenue growth, our healthy balance sheet and efficient operations position us well in 2008 to meet the needs of our customers with continued RF innovation, new products and value-added support services.”

CONFERENCE CALL

As previously announced, Microtune will hold an investors’ conference call today, Thursday, February 7, 2008, at 4:00 P.M. Central Time/5:00 P.M. Eastern Time to discuss the Company’s fourth quarter and year end 2007 financial results and its outlook for the future.

To participate in the call, interested parties may dial 210-234-0001 (the passcode is “EARNINGS”). Alternatively, interested parties may also listen to the conference call on the Internet by accessing the Company’s website: www.microtune.com. A replay of the conference call will be available until February 21, 2008 via the Company’s website or by dialing 402-344-6639.

NOTIFICATIONS

Included in this press release are Microtune’s unaudited Consolidated Balance Sheets as of December 31, 2007 and December 31, 2006, respectively; its unaudited Consolidated Statements of Operations for the three months and years ended December 31, 2007 and 2006, respectively; its unaudited Consolidated Statements of Cash Flows for the years ended December 31, 2007 and 2006,

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respectively; and certain unaudited Additional Financial Information. This financial information should be read in conjunction with the information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and the Company’s Quarterly Reports on Form 10-Q for the first three quarters of 2007.

Also included in this release are certain non-GAAP financial measures, including non-GAAP net income and non-GAAP net loss; non-GAAP net income per diluted share; shares used in non-GAAP net income per diluted share calculation; non-GAAP net loss per share; shares used in non-GAAP net loss per share calculation; non-GAAP research and development (R&D) expenses; and non-GAAP selling, general and administrative expenses (SG&A). These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Microtune’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. Microtune is providing guidance of certain SG&A expenses, excluding stock option investigation related expense, because the corresponding GAAP financial measure is not accessible on a forward-looking basis without unreasonable effort. Microtune is unable to estimate future stock option investigation related expenses, which may be material. The lack of such reconciling information should be considered when assessing the impact of this disclosure. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Microtune has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, except for the guidance calculation noted above.

Microtune believes the presentation of non-GAAP net income; non-GAAP net loss; non-GAAP net income per diluted share; non-GAAP net loss per share; non-GAAP R&D expenses; non-GAAP SG&A expenses; shares used in non-GAAP net income per diluted share calculations; and shares used in non-GAAP net loss per share calculations included in this release in conjunction with the corresponding GAAP financial measures provide meaningful information for investors, analysts and management in assessing Microtune’s business trends and financial performance. From a financial planning and analysis perspective, Microtune management analyzes its operating results with and without the impact of stock-based compensation expenses and fees and expenses relating to the investigation into past stock option granting practices, the related financial restatement, ongoing related litigation and regulatory proceedings.

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ABOUT MICROTUNE

Microtune, Inc. is a silicon and subsystems company that designs and markets radio frequency (RF) solutions for the worldwide broadband communications and transportation electronics markets. Inventor of the MicroTuner™ single-chip broadband tuner, Microtune offers a portfolio of advanced tuner, amplifier, and upconverter products that enable the delivery of information and entertainment across new classes of consumer electronics devices. The Company currently holds 75 U.S. patents for its technology. Founded in 1996, Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

MICROTUNE FORWARD LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as “plan,” “if,” “estimate,” “expect,” “believe,” “could,” “would,” “anticipate,” “may,” or other words that convey uncertainty of future events or outcomes. These forward-looking statements and other statements made elsewhere in this release are made in reliance, in part, on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ from anticipated results include, the Company’s ability to introduce new products, achieve design wins, maintain customer and strategic partner relationships, forecast customer demand and manage inventory levels, control and budget expenses, protect proprietary technology and intellectual property, and successfully prosecute and defend any pending or future litigation. Any one of these factors may cause the Company’s actual financial results to differ materially from its projected results. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Readers are referred to our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.

EDITOR’S NOTE

Microtune is a registered trademark and MicroTuner is a trademark of Microtune, Inc. Copyright © 2008 Microtune, Inc. All rights reserved.

Microtune, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$87,537	$38,010
Short-term investments	—	44,750
Accounts receivable, net	9,489	6,609
Inventories	10,979	8,988
Other current assets	2,313	2,127

Total current assets	110,318	100,484

Property and equipment, net	4,203	4,275
Other assets and deferred charges	2,788	843

Total assets	$117,309	$105,602

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,460	$4,847
Accrued compensation	4,634	2,646
Accrued expenses	2,703	1,731
Deferred revenue	166	23

Total current liabilities	11,963	9,247

Other non-current liabilities	122	87
Commitments and contingencies

Stockholders’ equity	105,224	96,268

Total liabilities and stockholders’ equity	$117,309	$105,602

Microtune, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Net revenue	$22,764	$16,572	$91,141	$69,232
Cost of revenue	10,943	8,605	44,698	34,705

Gross margin	11,821	7,967	46,443	34,527
Operating expenses:
Research and development	6,244	6,129	23,695	21,445
Selling, general and administrative	6,479	6,314	25,317	22,311

Total operating expenses	12,723	12,443	49,012	43,756

Loss from operations	(902)	(4,476)	(2,569)	(9,229)
Other income:
Interest income	874	962	4,156	3,986
Foreign currency gains, net	49	78	268	191
Other	8	9	75	40

Income (loss) before income taxes	29	(3,427)	1,930	(5,012)
Income tax expense (benefit)	675	(22)	786	140

Net income (loss)	$(646)	$(3,405)	$1,144	$(5,152)

Net income (loss) per common share:
Basic	$(0.01)	$(0.06)	$0.02	$(0.10)

Diluted	$(0.01)	$(0.06)	$0.02	$(0.10)

Weighted-average common shares outstanding:

Basic	53,927	53,288	53,692	53,114

Diluted	53,927	53,288	56,022	53,114

Microtune, Inc.

STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Year Ended December 31,
	2007	2006
Operating activities:
Net income (loss)	$1,144	$(5,152)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation	1,496	1,521
Foreign currency gains, net	(268)	(191)
Stock-based compensation	6,096	5,824
Loss (gain) on sale of property and equipment	(16)	3
Changes in operating assets and liabilities:
Accounts receivable, net	(2,880)	(698)
Inventories	(1,991)	(1,044)
Other assets	(2,131)	(90)
Accounts payable	(387)	(567)
Accrued expenses	972	80
Accrued compensation	1,733	877
Deferred revenue	143	15
Other liabilities	35	33

Net cash provided by operating activities	3,946	611
Investing activities:
Purchases of property and equipment	(1,408)	(1,408)
Proceeds from sale of assets	—	7
Proceeds from maturity of held-to-maturity investments	—	6,620
Proceeds from sale of available-for-sale investments	58,750	60,625
Purchase of available-for-sale investments	(14,000)	(34,850)

Net cash provided by investing activities	43,342	30,994
Financing activities:
Proceeds from issuance of common stock	1,971	1,146

Net cash provided by financing activities	1,971	1,146
Effect of foreign currency exchange rate changes on cash	268	191

Net increase in cash and cash equivalents	49,527	32,942
Cash and cash equivalents at beginning of period	38,010	5,068

Cash and cash equivalents at end of period	$87,537	$38,010

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended
	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006
Net revenue	$22,764	$23,813	$24,766	$19,798	$16,572
Silicon	78%	77%	80%	77%	76%
Modules	22%	23%	20%	23%	24%

Net revenue by market
Cable	67%	65%	72%	68%	69%
Digital Television	10%	12%	7%	8%	8%
Automotive	22%	22%	20%	22%	21%
Other	1%	1%	1%	2%	2%

Net revenue by geography
North America	36%	32%	37%	40%	34%
Europe	23%	22%	22%	18%	19%
Asia Pacific	41%	46%	41%	42%	47%

Ten percent customers (net revenue)(1)(4)
Cisco/Scientific-Atlanta (a Cisco company) (2)	33%	28%	35%	30%	26%
Asuspower/Asustek (3)	10%	23%	21%	18%	20%

Net revenue from top 10 customers (4)	83%	83%	85%	85%	81%

As a percent of net revenue
Gross margin	51.9%	50.4%	51.6%	49.8%	48.1%
Research and development	27.4%	24.3%	23.5%	29.5%	37.0%
Selling, general and administrative	28.5%	25.9%	24.4%	33.4%	38.1%

(1)	Data included only in instances where customers were 10% or greater of net revenue.

(2)	Cisco Systems, Inc. (Cisco) completed its acquisition of Scientific-Atlanta on February 27, 2006. Net revenue generated from Cisco, excluding Scientific-Atlanta, was insignificant in 2006.

(3)	Primarily for the benefit of ARRIS Group, Inc.

(4)	Includes respective manufacturing subcontractors.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006
Cash and cash equivalents	$87,537	$84,261	$39,823	$40,312	$38,010
Short-term investments	—	—	46,600	42,600	44,750

Total cash and investments	$87,537	$84,261	$86,423	$82,912	$82,760

Raw materials	$85	$50	$54	$—	$14
Work-in-process	3,544	4,090	3,910	3,356	3,260
Finished goods	7,350	6,066	4,765	5,396	5,714

Total inventory	$10,979	$10,206	$8,729	$8,752	$8,988

Inventory turns	4.0	4.6	5.5	4.5	3.8

Accounts receivable, net	$9,489	$11,400	$9,481	$9,187	$6,609

Days sales outstanding (DSO)	38	43	34	42	36

Common shares outstanding	53,999	53,809	53,698	53,560	53,290

Weighted-average common shares outstanding for the quarter ended
Basic	53,927	53,753	53,644	53,441	53,288
Diluted	53,927	56,596	54,521	53,441	53,288

Total employees	204	206	202	202	204

Microtune, Inc.

STOCK-BASED COMPENSATION EXPENSE

UNDER SFAS NO. 123R

(in thousands)

(unaudited)

	Three Months Ended
	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006
Cost of revenue	$8	$11	$11	$10	$11

Research and development	585	654	555	654	685
Selling, general and administrative	864	968	984	792	542

Total stock-based compensation expense included in operating expenses	1,449	1,622	1,539	1,446	1,227

Total stock-based compensation expense	$1,457	$1,633	$1,550	$1,456	$1,238

CERTAIN EXPENSES RELATING TO

INVESTIGATION, RESTATEMENT AND LITIGATION

INCLUDED IN SELLING, GENERAL AND ADMINISTRATIVE

(in thousands)

(unaudited)

	Three Months Ended
	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006
Total investigation, restatement and litigation expenses included in selling, general and administrative expenses	$769	$690	$418	$1,250	$1,812

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP OPERATING EXPENSES

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
GAAP research and development	$6,244	$6,129	$23,695	$21,445
Stock-based compensation expense	585	685	2,448	2,588

NON-GAAP research and development	$5,659	$5,444	$21,247	$18,857

GAAP selling, general and administration	$6,479	$6,314	$25,317	$22,311
Stock-based compensation expense	864	542	3,608	3,174
Expenses relating to investigation, restatement and litigation	769	1,812	3,127	3,265

NON-GAAP selling, general and administration	$4,846	$3,960	$18,582	$15,872

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP ESTIMATED OPERATING EXPENSES

(in thousands)

(unaudited)

Estimate for Year Ending December 31, 2008
Estimated GAAP research and development expense	$27.0 to $28.0 million
Estimated stock-based compensation expense	$1.8 to $2.2 million
Estimated NON-GAAP research and development expense	$25.0 to $26.0 million

Estimated GAAP selling, general and administration expense	See Note (1)
Estimated stock-based compensation expense	$3.1 to $3.5 million
Estimated expenses relating to investigation, restatement and litigation	See Note (1)
Estimated NON-GAAP selling, general and administration expense	$19.2 to $20.0 million

(1)	Microtune is unable to estimate future stock option investigation related expenses

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP CONSOLIDATED NET INCOME (LOSS)

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
GAAP net income (loss)	$(646)	$(3,405)	$1,144	$(5,152)
Stock-based compensation expense	1,457	1,238	6,096	5,812
Expenses relating to investigation, restatement and litigation	769	1,812	3,127	3,265

NON-GAAP net income (loss)	$1,580	$(355)	$10,367	$3,925

Basic net income (loss) per share:
GAAP	$(0.01)	$(0.06)	$0.02	$(0.10)

NON-GAAP	$0.03	$(0.01)	$0.19	$0.07

Diluted net income (loss) per share:
GAAP	$(0.01)	$(0.06)	$0.02	$(0.10)

NON-GAAP	$0.03	$(0.01)	$0.18	$0.07

Weighted-average common shares outstanding used in basic net income (loss) per share calculation:
GAAP	53,927	53,288	53,692	53,114
NON-GAAP	53,927	53,288	53,692	53,114

Weighted-average common shares outstanding used in diluted net income (loss) per share calculation:
GAAP	53,927	53,288	56,022	53,114
NON-GAAP	58,369	53,288	57,124	56,874

RECONCILIATION OF SHARES USED IN THE CALCULATION

OF NON-GAAP TO GAAP

CONSOLIDATED NET INCOME (LOSS) PER SHARE

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Weighted-average common shares outstanding used in basic net income (loss) per share calculation – GAAP and NON-GAAP	53,927	53,288	53,692	53,114

Weighted-average common shares outstanding used in diluted net income (loss) per share calculation – GAAP	53,927	53,288	56,022	53,114
Incremental common equivalent shares	4,442	—	1,102	3,760

Weighted-average common shares outstanding used in diluted net income (loss) per share calculation – NON-GAAP	58,369	53,288	57,124	56,874